AGREEMENT made this 15th day of March 1997 by and between Dizon INVESTMENTS LIMITED, a British Virgin Islands Corporation ("Dizon") and OMAP HOLDINGS INCORPORATED, a Delaware corporation.

         WHEREAS, Dizon owns all of the issued and outstanding common stock of American China Development Corporation (the "ACDC Stock"); and

         WHEREAS, Dizon wishes to sell the ACDC Stock to Omap on the terms and conditions set forth hereinbelow; and

         WHEREAS, Omap wishes to purchase the ACDC Stock from Dizon on the terms and conditions set forth hereinbelow;

         NOW, THEREFORE, in consideration of the premises and promises contained herein the signatory parties agree hereto as follows:

         1. Dizon represents and warrants that is the owner of all of the outstanding stock of any kind issued by American China Development Corporation ("American China");

         2. Dizon represents and warrants that it is aware of no claim of any type or kind made as of the date hereof or reasonably to be made hereinafter by any person or entity against American China or against Dizon's ownership of the ACDC Stock.

         3. Dizon has all rights, corporate and otherwise, to enter into this Agreement pursuant to which the ACDC Stock is sold to Omap.

         4. Dizon agrees to sell all of its interest in the ACDC Stock to Omap. Dizon agrees that in addition to this Agreement, it will execute all such documents as may be necessary to transfer ownership of the ACDC Stock to Omap.


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


         5. Omap agrees to pay Dizon as the full and total purchase price for the ACDC Stock and Dizon agrees to accept from Omap as full payment for the ACDC Stock 20,000,000 shares of the common stock of Omap (the "Omap Shares"). It is agreed, understood and accepted by Dizon and Omap that the Omap Shares when issued to Dizon will (a) not have been registered with the Securities and Exchange Commission; and (b) bear a restrictive legend in form and substance advising that the Omap Shares cannot be sold or otherwise hypothecated without either a registration statement then being in effect or an opinion letter of counsel that such registration need not be had.

         6. All representatives and warranties set forth in this Agreement shall surmise the closing of the transaction contemplated hereby.

         7. This agreement shall be construed under the laws of the State of New York.

         8. This Agreement may be signed in one or more counterparts.

         IN WITNESS WHEREOF, the parties have set their hands and seal the first day, month and year above written.

                                                     DIZON INVESTMENTS LIMITED

                                                     By: /s/Joyce  Fayle
                                                     -------------------
                                                     Joyce Fayle, Director


                                                     OMAP HOLDINGS INCORPORATED


                                                     By: /s/James Tilton
                                                     -------------------
                                                     James Tilton, President


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